Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                             August 5, 2014
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and six months ended June 28, 2014 and June 29, 2013, in thousands of dollars except share and per share amounts.
                                  Three Months Ended        Six Months Ended
                                June 28,      June 29,    June 28,    June 29,
                                  2014          2013        2014        2013

Net sales                     $1,694,591    $1,684,039  $3,174,227  $3,266,335

Net earnings attributable to
 Seaboard                     $   93,677    $   39,547  $  141,843  $   97,001


Net earnings per common share $    79.01    $    33.07  $   119.53  $    81.06

Average number of shares
 outstanding                   1,185,633     1,195,815   1,186,640   1,196,656


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor

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